Exhibit 99.1
Pro Forma Reserve, Operating and Capital Expenditure Information
     In this Exhibit 99.1, “we,” “us,” “our” or “ours” refers to Whiting Petroleum Corporation.
     The following table summarizes our pro forma estimated proved reserves and pre-tax PV10% value in our core areas as of July 1, 2005 and our pro forma estimated June 2005 average daily production, in each case giving effect to our acquisition of the Postle properties, which closed on August 4, 2005, and our acquisition of the North Ward Estes and ancillary properties, which we expect to close on October 4, 2005, as if such acquisitions had occurred as of July 1, 2005. Pro forma June 2005 average daily production includes the actual production for the Postle properties and the North Ward Estes and ancillary properties during June 2005, which was prior to our acquisition of these properties.

	Pro Forma Proved Reserves
						Pro Forma
					Pre-Tax	June 2005
	Oil	Natural	Total	% Natural	PV10% Value	Average Daily
Core Area	(MMbbl)	Gas (Bcf)	(Bcfe)	Gas	(in millions)	Production (MMcfe)

Permian Basin(1)	113.0	85.6	763.6	11.2%	$1,741.9	67.3
Rocky Mountains(2)	43.1	121.8	380.6	32.0%	963.3	72.9
Mid-Continent(3)	41.4	36.2	284.7	12.7%	747.9	31.5
Gulf Coast	3.9	99.6	123.3	80.8%	452.4	43.4
Michigan	2.0	78.2	90.4	86.5%	249.4	17.9

Total	203.5	421.4	1,642.6	25.7%	$4,154.9	233.0

(1)	Pro forma to include estimated proved reserves of 76.9 MMbbl oil, 31.3 Bcf gas and 492.5 Bcfe total, a pre-tax PV10% value of $922.5 million and 27.6 MMcfe of June 2005 average daily production for the North Ward Estes and ancillary properties.

(2)	Includes total estimated proved reserves of 10.1 Bcfe and a pre-tax PV10% value of $32.0 million in California and total estimated proved reserves of 5.6 Bcfe and a pre-tax PV10% value of $19.5 million in Canada.

(3)	Pro forma to include estimated proved reserves of 37.9 MMbbl oil, 14.2 Bcf gas and 241.5 Bcfe total, a pre-tax PV10% value of $643.1 million and 25.3 MMcfe of June 2005 average daily production for the Postle properties.

     The following tables set forth the number of productive and non-productive wells we have drilled through August 31, 2005, the estimated number of remaining wells we expect to drill in 2005 and our estimated capital expenditures during 2005 both for our company including the Celero properties from their dates of acquisition and for the Celero properties separately from their dates of acquisition. The information should not be considered indicative of future performance, nor should it be assumed that there is necessarily any correlation between the number of productive wells drilled and quantities of reserves found or economic value.

Whiting Petroleum Corporation (Including Celero)
Mid-
	Permian	Rocky		Continent/
	Basin	Mountains	Gulf Coast	Michigan	Total
Wells drilled during 2005 (gross/net)
Productive	39/24.3	57/22.0	18/9.7	23/8.1	137/64.1
Non-productive	5/3.7	6/3.2	1/0.2	3/2.1	15/9.2
Estimated remaining wells to be drilled in 2005 (gross/net)	93/73.0	51/35.2	22/17.4	13/10.9	179/136.5
Estimated maximum capital expenditures during 2005 (in millions)	$54	$54	$39	$33	$180

Celero
North
	Ward Estes	Postle	Total
Wells drilled during 2005 (gross/net)
Productive	—	2/2.0	2/2.0
Non-productive	—	—	—
Estimated remaining wells to be drilled in 2005 (gross/net)	58/58.0	7/7.0	65/65.0
Estimated maximum capital expenditures during 2005 (in millions)	$29	$18	$47

Summary Historical and Pro Forma Reserve and Operating Data
     The following tables present summary information regarding our estimated net proved oil and natural gas reserves as of December 31, 2004 and as of July 1, 2005, and our operating data for the year ended December 31, 2004 and the six months ended June 30, 2005. All calculations of estimated net proved reserves have been made in accordance with the rules and regulations of the SEC and, except as otherwise indicated, give no effect to federal or state income taxes. Our historical operating data includes results from our recent acquisitions beginning on the following dates: Green River Basin, March 31, 2005; and Institutional Partnership Interests, June 23, 2005. Our reserve data as of July 1, 2005 includes reserves from such acquisitions. The summary pro forma reserve data below gives effect to our acquisition of the Postle properties, which closed on August 4, 2005, and our acquisition of the North Ward Estes properties, which we expect to close on October 4, 2005, as if such acquisitions had occurred as of July 1, 2005. The summary pro forma operating data below gives effect to our acquisitions of the Postle properties and the North Ward Estes properties as if such acquisitions had occurred as of January 1, 2004. The summary pro forma operating data do not reflect the pro forma effect of our other recent acquisitions.

	Whiting	Whiting
	Petroleum	Petroleum
	Corporation as of	Corporation as of	Pro Forma as of
	December 31, 2004	July 1, 2005	July 1, 2005
Reserve Data:
Total estimated net proved reserves:
Natural gas (Bcf)	339.9	375.9	421.4
Oil (MMbbls)	87.6	88.8	203.5
Total (Bcfe)	865.4	908.6	1,642.6
Estimated net proved developed reserves:
Natural gas (Bcf)	242.6	271.0	299.0
Oil (MMbbls)	60.6	64.7	112.5
Total (Bcfe)	606.4	659.4	974.1
Estimated future net revenues before income taxes (in millions)	$3,424.8	$4,930.4	$8,789.6
Present value of estimated future net revenues before income taxes (in millions)(1)(2)	$1,851.6	$2,589.4	$4,154.9
Standardized measure of discounted future net cash flows (in millions)(3)	$1,312.1	$1,584.0	$2,697.1

	Whiting Petroleum	Pro Forma for	Whiting Petroleum	Pro Forma for
	Corporation Year	the Year Ended	Corporation Six	the Six Months
	Ended December	December 31,	Months Ended	Ended June 30,
	31, 2004	2004	June 30, 2005	2005
Operating Data:
Net production:
Natural gas (Bcf)	25.1	25.8	15.0	15.6
Oil (MMbbls)	3.7	6.1	3.0	4.3
Total (Bcfe)	47.0	62.6	32.7	41.6
Net sales (in millions)(4):
Natural gas	$139.4	$143.6	$85.5	$89.3
Oil	$141.7	$235.8	$135.9	$200.1
Total	$281.1	$379.4	$221.4	$289.4
Average sales price:
Natural gas (per Mcf)	$5.56	$5.56	$5.71	$5.72
Effect of natural gas hedges on average price (per Mcf)	$—	$—	$—	$—

Natural gas net of hedging (per Mcf)	$5.56	$5.56	$5.71	$5.72

Oil (per Bbl)	$38.72	$38.47	$46.03	$46.16
Effect of oil hedges on average price (per Bbl)	$(1.33)	$(0.80)	$(2.35)	$(1.60)

Oil net of hedging (per Bbl)	$37.39	$37.67	$43.68	$44.56

Additional data (per Mcfe):
Lease operating expenses	$1.15	$1.28	$1.31	$1.47
Production taxes	$0.36	$0.35	$0.44	$0.46
Depreciation, depletion and amortization expenses	$1.15	$1.17	$1.26	$1.25
General and administrative expenses, net of reimbursements	$0.45	$0.43	$0.41	$0.38

(1)	The present value of estimated future net revenues attributable to our reserves was prepared using constant prices, as of the calculation date, discounted at 10% per year on a pre-tax basis.

(2)	Average wellhead prices, inclusive of adjustments for quality and location used in determining future net revenues, were $40.58 per barrel for oil and $5.56 per Mcf for natural gas at December 31, 2004 and $53.27 per barrel and $6.92 per Mcf at June 30, 2005.

(3)	The standardized measure of discounted future net cash flows represents the present value of future cash flows after income taxes discounted at 10%.

(4)	Before consideration of hedging transactions.

Pro Forma Proved Reserves
     The following table summarizes our pro forma estimated proved reserves and pre-tax PV10% value in our core areas as of July 1, 2005 and the pro forma future capital expenditures estimated to be required to develop these reserves, in each case giving effect to our acquisition of the Postle properties, which closed on August 4, 2005, and our acquisition of the North Ward Estes and ancillary properties, which we expect to close on October 4, 2005, as if such acquisitions had occurred as of July 1, 2005.

	Pro Forma Proved Reserves
						Pro Forma Future
					Pre-Tax	Capital
	Oil	Natural Gas	Total	% of Total	PV10%	Expenditures
	(MMbbl)	(Bcf)	(Bcfe)	Proved	(in millions)	(in millions)
Permian Basin:
PDP	33.3	49.8	249.9	15.2%	$667.8	$0.4
PDNP	13.7	8.0	90.2	5.5%	207.9	68.0
PUD	66.0	27.8	423.5	25.8%	866.3	413.7

Total Proved(1):	113.0	85.6	763.6	46.5%	$1,741.9	$482.1

Rocky Mountains:
PDP	35.4	77.2	289.8	17.6%	$758.0	$2.7
PDNP	1.3	5.1	12.9	0.8%	27.3	2.7
PUD	6.4	39.5	77.9	4.7%	178.1	79.4

Total Proved(2):	43.1	121.8	380.6	23.2%	$963.3	$84.9

Mid-Continent:
PDP	23.5	29.9	170.9	10.4%	$446.1	$17.3
PDNP	1.5	1.4	10.4	0.6%	29.1	2.0
PUD	16.4	4.9	103.4	6.3%	272.7	92.8

Total Proved(3):	41.4	36.2	284.7	17.3%	$747.9	$112.1

Gulf Coast:
PDP	2.5	56.3	71.4	4.3%	$273.1	$3.1
PDNP	0.3	10.1	11.7	0.7%	44.0	2.3
PUD	1.2	33.2	40.1	2.4%	135.4	43.5

Total Proved:	3.9	99.6	123.3	7.5%	$452.4	$49.0

Michigan:
PDP	0.7	58.6	63.1	3.8%	$142.7	$0.0
PDNP	0.2	2.6	3.8	0.2%	17.4	0.8
PUD	1.1	16.9	23.5	1.4%	89.3	14.0

Total Proved:	2.0	78.2	90.4	5.5%	$249.4	$14.8

Total Corporate:
PDP	95.5	271.8	845.1	51.4%	$2,287.6	$23.5
PDNP	17.0	27.2	129.1	7.9%	325.6	75.9
PUD	91.0	122.4	668.5	40.7%	1,541.7	643.5

Total Proved:	203.5	421.4	1,642.6	100.0%	$4,154.9	$742.9

(1)	Pro forma to include estimated proved reserves of 76.9 MMbbl oil, 31.3 Bcf gas and 492.5 Bcfe total, a pre-tax PV10% value of $922.5 million and 27.6 MMcfe of June 2005 average daily production for the North Ward Estes and ancillary properties.

(2)	Includes total estimated proved reserves of 10.1 Bcfe and a pre-tax PV10% value of $32.0 million in California and total estimated proved reserves of 5.6 Bcfe and a pre-tax PV10% value of $19.5 million in Canada.

(3)	Pro forma to include estimated proved reserves of 37.9 MMbbl oil, 14.2 Bcf gas and 241.5 Bcfe total, a pre-tax PV10% value of $643.1 million and 25.3 MMcfe of June 2005 average daily production for the Postle properties.

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